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                                                                    EXHIBIT 4.5A


       FIRST AMENDMENT (the "Amendment"), dated as of April 2, 1996, to the Amended and Restated Note and Credit Agreement as amended, (the "Agreement"), dated May 7, 1993, between NEW JERSEY RESOURCES CORPORATION (the "Borrower") and FIRST UNION NATIONAL BANK (formerly known as First Fidelity Bank, National Association) (the "Bank").

                                   WITNESSETH:

         WHEREAS, the Borrower and the Bank are parties to the Agreement; and

         WHEREAS, the Borrower has requested the Bank to modify the Agreement, and the Bank is agreeable to such request;

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows,

1. Definitions. Except as otherwise stated, capitalized terms defined in the Agreement and used herein without definition shall have the respective meanings assigned to them In the Agreement.

2. Amendments to the Agreement.

              Section I (the Commitment) of the Agreement is hereby amended by deleting therefrom 'Twenty Million Dollars ($20,000,000)" and substituting in its place "Thirty Million Dollars ($30,000,000)"; provided, however, that on September 30, 1996 the aforementioned amount referenced shall revert back to Twenty Million Dollars ($20,000,000) and subject to paragraph Ill. 9.4 or III.C.4, as applicable, any amount outstanding in excess of Twenty Million Dollars ($20,000,000) shall be repaid on said date."

3. Representations and Warranties. To induce the Bank to enter into this Amendment, the Borrower hereby represents and warrants that:

       (a) The Borrower has the power, authority and legal right to make and deliver this Amendment and to perform its obligations under the Agreement, as amended by this Amendment, without any notice, consent, approval or authorization not already obtained, and the Borrower has taken all necessary action to authorize the same.

       (b) The making and delivery of this Amendment and the performance of the Agreement as amended by this Amendment do not violate any provision of law, any regulation, the Borrower's charter or the Borrower's by-laws or result In the breach of or constitute a default under or require any consent under any Indenture or other agreement or Instrument to which the Borrower is a party or by which the Borrower or any of Its property may be bound or affected. The Agreement as amended by this Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally.

       (c) The representations and warranties contained in the Agreement are true and correct on and as of the date of this Amendment and after giving effect thereto, provided that , for purposes hereof (I) in Section IX (h) of the Agreement, the reference to the September 30, 1992 audited financial statements shall be deleted and shall be replaced by "September 30, 1995" and (ii) in Sections IX a) of the Agreement, the references to "September 30, 1992" shall be replaced by "September 30, 1995".
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       (d) No Event of Default or event which, with the giving of notice or lapse of time or both, would be an Event of Default has occurred and is continuing under the Agreement as of the date of this Amendment and after giving effect thereto.

4. Effective Date. This Amendment shall become effective when all of the following shall have occurred:

       (a) The Bank shall have received counterparts of this Amendment, duly executed by each of the parties hereto.

       (b) The Bank shall have received a copy of the resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment, certified by an appropriate officer of the Borrower.

5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute a single instrument with the same effect as if the signatures thereto and hereto were upon the same instrument.

6. Full Force and Effect. Except as expressly modified by this Amendment, all of the terms and provisions of the Agreement shall continue in full force and effect, and all parties hereto shall be entitled to the benefits thereof.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New Jersey.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date set forth above.

                                         New Jersey Resources Corporation

                                         /s/ Glenn C. Lockwood
                                         --------------------------------
                                         Title: Senior VP and CFO

                                         First Union National Bank

                                         /s/ Joseph DiFrancesco
                                         --------------------------------
                                         Title: Vice President